                         SOFTWARE DEVELOPMENT AGREEMENT

         This Software Development Agreement (this "AGREEMENT") is entered into as of February 24, 1997 between Software Technology International ("STI") and Client Server Programs Ltd. ("CSP").

                                  RECITALS

         A. Each party engages in research, development and consulting activities in the field of software engineering.

         B. STI has ongoing research, development and software engineering projects for which it would like CSP to provide software consulting services (the "PROJECTS"; each a "PROJECT"), which are or shall be described in Exhibit A, as attached hereto and as amended by the parties from time to time.

                                 AGREEMENT

         The parties agree as follows:

         1. DEFINITIONS. As used herein:

         (a) The term "SOFTWARE" shall mean the results and products (interim and/or final) of the consulting services performed by CSP, its employees or representatives, for STI, whether pursuant to this Agreement or otherwise, whether tangible or intangible, including, without limitation, each and every invention, discovery, formula, trade secret, software program (including without limitation, object source code, flow charts, algorithms and related documentation), listing, routine, manual, specification, technique, product, concept, know-how, or similar property, whether or not patentable or copyrightable and whether or not embodied in any products, that are made, developed, perfected, designed, conceived or first reduced to practice by CSP, either solely or jointly with others, in the course and scope of the consulting services performed under this Agreement or otherwise, including all of the above that has come into being prior to the date of this Agreement.

         (b) The term "CONFIDENTIAL INFORMATION" shall mean all information developed by or disclosed or made available to CSP, its employees or representatives, whether in connection with this Agreement or prior to the date of this Agreement, which STI protects against unrestricted disclosure to others and information which is developed by or for CSP specifically for STI under this Agreement, including all Proprietary Information.

         (c) The term "PROPRIETARY INFORMATION" shall refer to any and all information or material of a confidential, proprietary or secret nature which is or may be applicable to, or related in any way to: (i) the past, present or future business of STI or of any corporation in control of STI (a "PARENT") or any majority-owned subsidiary (a "SUBSIDIARY") of STI; (ii) the research and development or investigations of STI or any Parent or any Subsidiary; or (iii) the business of any client, supplier or customer of STI or of any Parent or Subsidiary. Proprietary Information shall include, without limitation, trade secrets, processes, formulas, data, know-how, improvements, inventions and techniques relating to the Projects and information pertaining to customer lists, marketing plans and strategies, personnel directories and files and information concerning customers or vendors of STI or any Parent or Subsidiary.

         2. ENGAGEMENT AND PERFORMANCE OF SERVICES.

         (a) ENGAGEMENT. STI hereby engages CSP to perform software engineering consulting services (the "SERVICES") in accordance with the terms and conditions of this Agreement. This Agreement will govern all services performed by CSP for STI, whether or not such services are Services as defined in this Agreement.

         (b) IDENTIFICATION OF PROJECTS AND SERVICES. EXHIBIT A contains a description of the Projects for which CSP initially may perform Services under this Agreement. In addition, STI may request specific consulting services from CSP for individual tasks relative to these projects or for tasks which are not related to any specific project. STI may also request that CSP participate or undertake other Projects. Project work or specific consulting services will be done by providing CSP with a detailed project specification and Project/Work Approval Form that has been signed by an authorized company representative. The Project/ Work Approval Forms and the list of those who are authorized to approve projects are set forth as Exhibit B (the "PROJECT/WORK APPROVAL FORM"). CSP may accept or decline each additional Project or assignment at its discretion. Compensation for additional Projects shall be on the terms set forth in Section 3, unless the parties agree otherwise.

         (c) PERFORMANCE STANDARDS. CSP shall perform the Services in accordance with the specifications and project timetables and under the direction of the STI Project Manager. The STI Project Manger will be responsible for assigning tasks for each Project and will be the ultimate evaluator of performance by a contract resource. Performance will be governed by the terms and conditions set forth in Exhibit C.

         (d) DELIVERY. CSP or its designates will deliver all interim and final software products, including source code and other related materials developed under this Agreement (the "SOFTWARE"), by ensuring that all current and active project sources and materials are available from the Source Code Repository Site (Star Team) on no less than a weekly basis. When the Source Code Repository Site (Star Team) is not available, or otherwise at STI's request, source code shall be delivered to STI or its designees in a standard medium (disk, Zip Disk, CD, etc.).

         (e) ACCESS SECURITY. CSP will, and will ensure that each of its employees, contractors and agent will, comply with STI's security procedures for control and management of source code or proprietary information and access to STI's installation sites and computer equipment, as set forth in Exhibit D, but shall not be responsible for any delays resulting from delays in obtaining access.

         (f) SUBCONTRACTING. With STI's consent, CSP may subcontract all or part of the Services to be performed by CSP for STI, provided that all such subcontractors must agree to and abide by terms and conditions substantially similar to those contained in this Agreement. Further, CSP shall require all such subcontractors to agree in writing that all of the work they perform for CSP shall be owned by STI in accordance with the provisions of Section 6.

         (g) ACKNOWLEDGMENT OF PROPERTY RIGHTS. CSP shall require each of its employees, contractors and agents who perform any part of the Services to agree in writing that all of the Services he, she or it performs for CSP shall be owned by STI in accordance with the provisions of Section 6.

         3. PAYMENT.

         (a) COMPENSATION FOR SERVICES; PAYMENT.

                  (i) CSP will be paid for the Services on an hourly-rate basis, as specified in Exhibit E and any Project/Work Approval Form. Hourly and other charges regarding a specific Project may be changed by agreement of the parties upon 30 days notice. In no event will STI be obligated to pay CSP for any Services not specifically identified in Exhibit A or a Project/Work Approval Form.

                  (ii) CSP will submit invoices for Services performed on a monthly basis, within 10 days of the end of each month. STI must notify CSP within 5 (five) working days after the date it receives the invoice of any disagreement with regard to the amount invoiced. If no notification of such disagreement is received from STI during such period, the invoice will be deemed accepted and shall be paid. STI will pay the amounts invoiced within 15 days of its receipt of the invoice. If an invoice is not paid on time, STI will pay to CSP a late payment fee of 0.1% of the invoiced amount per day. CSP will separately state the amount of any late payment fee on its next invoice.

         (b) REIMBURSEMENT OF EXPENSES. STI will not be obligated to pay to CSP the amounts of any expenses incurred in connection with the Services or otherwise unless such expenses are approved by STI in advance. CSP shall report such agreed-upon expenses separately on a CSP invoice to STI.

         (c) PURCHASES OF HARDWARE AND SOFTWARE. STI may request that CSP purchase specific hardware or software necessary to perform the Services under this Agreement. The cost of such purchase will be agreed upon in advance by STI and reported separately on an CSP invoice to STI. STI will reimburse CSP the agreed-upon cost of any such purchase.

         4. TERM AND TERMINATION. This Agreement will continue in effect until terminated by either party in writing; provided that such termination will be effective on the last day of the sixth full calendar month following the date on which the terminating party gives the other party written notice of its intent to terminate this Agreement. If termination is initiated by CSP, CSP will continue to perform the Services under this Agreement until the date of the effectiveness of the termination, but monthly payments to CSP will not be less than 50% of average amount paid for each of the three months prior to CSP's notification of cancellation.

         5. WARRANTIES. CSP warrants to STI as follows:

         (a) CSP will provide highly skilled programming staff which is experienced in programming for the Microsoft Windows operating systems and major Database Management systems using different programming languages, and possesses the additional expertise needed to perform the Services. CSP acknowledges that STI is relying upon the skill and expertise of CSP for the performance of the Services.

         (b) The Software will be of original development by CSP and will not infringe upon or violate any patent, copyright, trade secret or other property right of any third party. Third-party software will not be incorporated in the Software without STI's prior written consent. If STI so consents, it shall be STI's responsibility to secure any necessary licenses for such third-party software.

         (c) CSP will use its best efforts to make such additions, modifications or adjustments to the Software as may be necessary to correct in the shortest possible time any problems or defects in the Software or related documentation discovered by CSP or reported to CSP by STI. This warranty shall be null and void in the event that STI modifies any part of the Software without the prior approval of CSP. CSP disclaims any warranties of merchantability and fitness for a particular purpose.

         6. PROPERTY RIGHTS. All right, title and interest in and to the Software, and all products derived from the Software, shall at all times be and remain the sole and exclusive property of STI. The Software and all products developed by or for CSP for STI or derived therefrom, in the past or under this Agreement, shall be deemed to be works made for hire. Any patents, trademarks, copyrights or other intellectual property rights that may arise in connection with any products developed by or for CSP for STI or derived therefrom, in the past or under this Agreement, and all of the Software, shall be in the name of, and, if necessary, will be assigned by or for CSP and its employees and contractors to, STI. STI shall own all Proprietary Information related to all of the Projects, and all Proprietary Information created by or for CSP for or on behalf of STI prior to the effective date hereof.

         (a) CSP agrees to disclose promptly to STI any and all Software and Proprietary Information, whether or not patentable and whether or not reduced to practice, conceived or learned by CSP, its employees, contractors and other agents, either alone or jointly with others, which relate in any manner to the past, present or anticipated business, work, research or investigations of CSP on behalf of STI or any Parent or Subsidiary.

         (b) CSP further agrees to assist STI in every way (at STI's expense) to obtain and, from time to time, enforce patents on and other intellectual property rights in the Software in any and all countries. To that end, by way of illustration, but not limitation, CSP shall cause its employees, contractors and other agents to testify in any suit or other proceeding involving any of the Software, execute all documents which STI reasonably determines to be necessary or convenient for use in applying for and obtaining patents thereon and enforcing the same, and execute all necessary assignments thereof to STI or persons designated by it. CSP's obligation to assist STI in obtaining and enforcing patents for the Software in any and all countries shall continue beyond the termination of this Agreement.

         (c) The parties acknowledge that all Software developed by or for CSP in connection with each Project has been or is being created at the instance of STI, and further agree that such Software shall be deemed a work made for hire under the United States copyright laws and that STI shall have the unlimited right to supervise and control CSP and to direct CSP as to all aspects of the creation of such software. STI may alter such Software, add to it, or combine it with any other work or works, in its sole discretion. All original materials submitted by CSP to STI as part of the Software or as part of the process of creating the Software, including, but not limited to, source code, object code, listings, printouts, documentation, notes, flow charts and programming aides, shall be the property of STI, whether or not STI uses such material. No rights in any of the foregoing are reserved to CSP. In the event that any such Software is determined by a court of competent jurisdiction not to be a work made for hire under the United States copyright laws, this Agreement shall operate as an irrevocable assignment of all original materials produced by CSP for STI under this Agreement and of all copyrights of every kind in such materials for the entire duration of the copyrights. No rights are reserved to CSP under this assignment. The parties agree that this assignment and any acts of STI undertaken for the purpose of securing, maintaining, or preserving the copyright in such software pursuant to this assignment, including recordation of this Agreement with the United States Copyright Office, are only precautionary and shall not be considered in determining the character of the software. CSP further agrees to forebear from asserting all moral rights or comparable rights that CSP may have in such materials, including without limitation, any right to prevent modification of the materials, any rights to receive attribution of authorship, or any right to control the materials.

         (d) CSP agrees to keep and maintain adequate and current records of all Software and Proprietary Information made, conceived, developed or perfected relating to the Projects, and that such records shall be available to, and remain the sole property of, STI at all times.

         7. PROTECTION OF CONFIDENTIAL INFORMATION.

         (a) CONFIDENTIALITY. CSP agrees with respect to any Confidential Information developed by or disclosed to it hereunder:

                  (i) to use such Confidential Information only for the purposes contemplated by this Agreement;

                  (ii) to use the same methods and degree of care to prevent disclosure of such Confidential Information as it uses to prevent disclosure of its own proprietary and confidential information, including marking all confidential information in written or tangible form as "Confidential" and reducing all confidential oral communications to writing and so marking each such writing; and

                  (iii) to return any Confidential Information in tangible form to STI at the request of STI and to retain no copies or reproductions thereof.

         (b) LIMITATIONS. CSP shall not be obligated to treat information as Confidential Information if such information:

                  (i) is or becomes public knowledge without the fault of CSP; or

                  (ii) is or becomes rightfully available to CSP without confidential restriction from, or pursuant to a distinct development contract with, a source not under STI's control; or

                  (iii) is independently developed by CSP without use of the Confidential Information developed by or disclosed to CSP hereunder; provided, however, that the burden of proof of such independent development shall be upon CSP; or

                  (iv) is disclosed pursuant to court or government action; provided, however, that CSP gives STI reasonable prior notice of disclosure pursuant to such court or government action.

         8. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

         9. EMPLOYMENT ISSUES.

                  (a) NON-HIRE. Neither party, nor any of their successors and assignees, will hire or enter into any contract with an employee or agent of the other party without the prior consent of the other party. This provision will remain in effect for one (1) year after the cancellation date of this Agreement.

                  (b) FINDER'S FEE. CSP will provide STI with assistance in finding and training specialists in Belarus for employment by STI or its associates. For each specialist that CSP finds and trains, STI will pay to CSP $5,000, in two equal payments: $2,500 upon STI's hiring the specialist, and $2,500 180 days after the date of such hiring. [PLEASE VERIFY THAT THIS PROVISION IS CORRECT AS DRAFTED.] CSP will provide STI with all materials proving the qualification and education of a specialist. At STI's request, CSP will arrange for an interview of the specialist candidate with STI, at STI's expense.

         10. ASSIGNMENT. This Agreement shall bind and inure to the benefit of the parties' respective successors and assigns.

         11. MISCELLANEOUS PROVISIONS.

         (a) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California without regard to conflict of laws principles. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

         (b) NOTICES. All notices under this Agreement shall be in writing and delivered personally or by facsimile, commercial overnight courier, or certified or registered mail, return receipt requested, to a party at its respective address set forth below:

                  STI:
                      STI
                      Prague, Czech Republic

                  CSP:
                       -------------------------
                       -------------------------
                       -------------------------

         (c) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges and supersedes all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party against whom it is to be enforced. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or permitted assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

         (d) SEVERABILITY. If the application of any provision or provisions of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) such provision or provisions shall be reformed without further action by the parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

         (e) INDEPENDENT CONTRACTORS. The parties are independent contractors, and nothing in this Agreement shall be construed to create a joint venture or partnership.

         (f) FORCE MAJEURE. A party will not be deemed to have materially breached this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of an act of God, fire, natural disaster, accident, act of government, shortage of equipment, materials or supplies beyond the reasonable control of such party, or any other cause beyond the reasonable control of that party (a "FORCE MAJEURE EVENT"); provided that the party whose performance is delayed or prevented promptly notifies the other party of the nature and duration of the force majeure event.

         (g) COMPLIANCE WITH LAWS. Each party shall comply with all laws and regulations applicable to it.

         (h) DISPUTES AND REMEDIES. The parties agree to use their best efforts to resolve any dispute that may arise under the Agreement through good faith negotiations. No party shall commence any arbitration or litigation in relation to this Agreement unless it has first invited the chief executive or other responsible executive officer of the other party to meet with its own chief executive or other responsible executive officer for the purpose of endeavoring to resolve the dispute on mutually acceptable terms.

         Any dispute arising under the Agreement that cannot be settled by negotiation between the parties shall be submitted to arbitration under the rules of the [American Arbitration Association]. The decision of the arbitrator shall be final. The parties shall continue to perform their obligations under the Agreement as far as possible as if no dispute had arisen pending the final settlement of any matter referred to arbitration.

         Nothing in this clause shall preclude either party from taking steps to seek immediate equitable relief before any court of competent jurisdiction, if required.

         (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.

                                  * * *

         IN WITNESS WHEREOF, the parties have executed and delivered this Software Development Agreement as of the date first set forth above.


CLIENT SERVER PROGRAMS LTD.             SOFTWARE TECHNOLOGY INTERNATIONAL

-----------------------------           ----------------------------
                                        Ivan Kraus Ko
                                        Director
Date:                                   Date:
      -----------------------                 -----------------------

                                   EXHIBIT A

                                INITIAL PROJECTS

1. AIM ACCS - AIM CENTRAL COMMUNICATION SERVER - THIS SOFTWARE PROJECT WILL PROVIDE A MECHANISM TO MOVE DATA BETWEEN ANY NUMBER OF SITES USING AN INSURANCE DATA WORKFLOW MODEL. THE STI PROJECT MANAGERS WILL PROVIDE THE CONSULTING PROGRAMMING STAFF ADDITIONAL PRODUCT DESCRIPTIONS AND ITEMS THAT WOULD COMPOSE A SPECIFICATION ON AN AS NEEDED BASIS.

2. AIM QV - QUICKVIEW - THIS PRODUCT WILL BE A REPLACEMENT FOR MULTIDATA ACCESS. THIS PRODUCT WILL MOVE PENDING DATA, COMMISSION DATA, INFORCE DATA, POLICIES, ELECTRONIC APPLICATIONS AND OTHER INFORMATION, FROM A CREATING SITE (PRIMARILY INSURANCE CARRIER FOR ALL EXCEPT THE ELECTRONIC APPLICATION) TO ANY NUMBER OF OTHER SITES. THE MOVEMENT OF DATA WILL BE MANAGED AND CONTROLLED BY THE ACCS. WITHIN THIS PROJECT THERE WILL BE THREE FORMS OF THE QUICKVIEW SYSTEM. THESE ARE AGENCY QV, CARRIER QV AND WEB QV. THE STI PROJECT MANAGERS WILL PROVIDE THE CONSULTING PROGRAMMING STAFF ADDITIONAL PRODUCT DESCRIPTIONS AND ITEMS THAT WOULD COMPOSE A SPECIFICATION ON AN AS NEEDED BASIS.

3. AIM GA - GENERAL AGENCY SYSTEM - THE AIM GENERAL AGENCY SYSTEM WILL BE BUILT TO BE A REPLACEMENT FOR THE MULTIDATA AMS SYSTEM. THIS SYSTEM WILL RETAIN ALL THE FUNCTIONALITY OF THE AMS SYSTEM PLUS HAVE THE FEATURE ADVANTAGES OF BUILDING THIS SYSTEM IN THE WINDOWS OPERATING ENVIRONMENT. THE STI PROJECT MANAGERS WILL PROVIDE THE CONSULTING PROGRAMMING STAFF ADDITIONAL PRODUCT DESCRIPTIONS AND ITEMS THAT WOULD COMPOSE A SPECIFICATION ON AN AS NEEDED BASIS.

4. AIM ITS - INSURANCE TELE-INTERVIEW SYSTEM -AIM ITS WILL BE A UNIQUE SYSTEM THAT IS DESIGNED FOR CONDUCTING PART 1 AND PART 2 INSURANCE INTERVIEWS THOUGHT A TELEMARKETING SERVICE. THE STI PROJECT MANAGERS WILL PROVIDE THE CONSULTING PROGRAMMING STAFF ADDITIONAL PRODUCT DESCRIPTIONS AND ITEMS THAT WOULD COMPOSE A SPECIFICATION ON AN AS NEEDED BASIS.

5. AIM DMS - DIRECT MARKETING SYSTEM -AIM DMS IS A SYSTEM DESIGNED TO BE A PLATFORM FROM WHICH TO CONDUCT TELEPHONE BASED SALES AND MARKETING OF INSURANCE. THIS PRODUCT IS BASED ON EXISTING STI DESIGNS. THE STI PROJECT MANAGERS WILL PROVIDE THE CONSULTING PROGRAMMING STAFF ADDITIONAL PRODUCT DESCRIPTIONS AND ITEMS THAT WOULD COMPOSE A SPECIFICATION ON AN AS NEEDED BASIS.

6. GENERAL WORK - IN ADDITION TO THE PROJECTS DESCRIBED ABOVE, CSP WILL ALSO BE REQUESTED TO PROVIDE ADDITIONAL PROGRAMMING AND CONSULTING SERVICES FOR THE CREATING OF UTILITIES AND OTHER PRODUCTS NECESSARY TO SUPPORT THE AIMSUITE OF SOFTWARE PROJECTS. IN EACH CASE, A STI PROJECT MANAGER WILL PROVIDE THE CONSULTING PROGRAMMING STAFF ADDITIONAL PRODUCT DESCRIPTIONS AND ITEMS THAT WOULD COMPOSE A SPECIFICATION ON AN AS NEEDED BASIS.

                                   EXHIBIT B
                         PROJECT AND WORK APPROVAL FORM

------------------------------------------------------- -----------------------------------------------------
DATE:                                                   REQUESTER:

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
CHANGE REQUEST BY:                                      DEPARTMENT:

------------------------------------------------------- -----------------------------------------------------
-------------------------------------------------------------------------------------------------------------
PROJECT/TASK NAME:

-------------------------------------------------------------------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
CHANGE IMPACT:

 LOW / /       NORMAL / /        HIGH / /

------------------------------------------------------- -----------------------------------------------------

DESCRIPTION OF PROJECT/WORK:

-------------------------------------------------------------------------------------------------------------
 PRODUCT / /   SYSTEM SOFTWARE / /   DATABASE / /   OTHER / /

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------









-------------------------------------------------------------------------------------------------------------

REASON FOR PROJECT/WORK:

-------------------------------------------------------------------------------------------------------------









-------------------------------------------------------------------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
EXPECTED START DATE:                                    EXPECTED COMPLETION DATE:

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
NUMBER OF TOTAL STAFF REQUIRED:

------------------------------------------------------- -----------------------------------------------------

TYPE OF STAFF REQUIRED (TYPE/HOW MANY)

------------------------------------------------------- -----------------------------------------------------

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

------------------------------------------------------- -----------------------------------------------------

-------------------------------------------------------------------------------- ----------------------------
ACCOUNTING APPROVAL:                                                             DATE:

-------------------------------------------------------------------------------- ----------------------------

-------------------------------------------------------------------------------- ----------------------------
MANAGEMENT APPROVAL:                                                             DATE:

-------------------------------------------------------------------------------- ----------------------------

                                       2

                                   EXHIBIT C

                        PERFORMANCE TERMS AND CONDITIONS

         By 10th day of each month, CSP shall prepare and e-mail to STI or its designee, the list of dedicated resources - managers, programmers, designers, technical writes and other specialists - available for STI in the next three (3) months. The schedule of available specialists shall to be sent by CSP for on-site support of installations and integration. By the 20th day of the month, STI shall review and e-mail to CSP the schedule with necessary corrections in quantity of resources and their assignments. If STI does not provide any comments, the original CSP's list will be deemed accepted.

         If STI requires more resources than CSP has proposed, STI shall specify the skills of necessary specialists and CSP shall use best efforts to find, hire and train them. [STI guarantees the use of new hired specialists during at least six (6) months.]

         If STI overestimates necessary resources and does not provide workload for them, CSP will charge STI for these resources as if they had been fully utilized.

         Both parties will use best efforts to resolve resource problem in shorter than the three (3) month notification term provided above in the case of urgent need.

2) CSP will provide on-site specialists based on the following conditions:

         - STI will cover expenses on round-trip transportation to the USA, per-diems, visa fees and any reasonable expenses. These expenses will be invoiced separately.

         - CSP will buy travel medical insurance for technical resources while these resources are traveling in the US on assignment for STI or its assignees. Medical expenses during assignments in the US will be billed to STI with supporting documentation, and STI will pay up to $100 per month for medical insurance.

         - STI will cover expenses for accommodations in the USA, transportation within the USA and telephone charges which are not to exceed an agreed upon amount.

         - STI will provide accommodations, assuring that the residence is in a safe place as determined by reasonable standards, with a separate room for each specialist and access to an equipped kitchen whenever possible.

         - Should it be determined that the planned stay of any CSP specialist be extended for business purposes, STI will be responsible for reasonable additional expenses which may occur as a result of the extension.

         - STI will provide one free day and rental car with insurance, if requested, one time per two (2) months for an on-site specialist who has a valid drivers license and is legally able to drive in the US. The on-site specialist will be responsible for gas and any other costs associated with the rental (except rent and insurance fees).

         - STI in no event may make any direct payments to CSP's representatives visiting the USA, except as specified above.

                                   EXHIBIT D

                              SECURITY PROCEDURES

                                   EXHIBIT E

                             HOURLY RATES AND TERMS

1. Hourly Rates of CSP's specialists are:


      SPECIALIST                                                      RATE, USD PER HOUR
      Any CSP's specialist when on-site at STI or its associates             $20.00
      Project Manager                                                        $15.00
      Lead Programmer                                                        $15.00
      Programmer                                                             $15.00
      Technical Writer                                                       $10.00
      Testers                                                                $10.00
      Designer                                                               $10.00
      Testing Laboratory Staff                                                $4.50
      Data Entry                                                              $4.50


2. Together with each monthly invoice, CSP will provide STI with Labor Accounting Sheets identifying each project assignment and listing tasks accomplished and working hours spent on each task for each specialist named in the invoice.

3. For the purpose of this agreement, a working month is considered as 160 working hours. CSP will not charge STI for CSP's specialists on vacation or otherwise absent.

4. CSP will provide specialists on-site in the USA or the Czech Republic on the following conditions:

      - A specialist's stay in the USA will not exceed ninety (60) calendar days, absent a written agreement between CSP and STI to the contrary. A specialist's stay in the USA will not exceed one hundred eighty calendar days during one calendar year.

      - STI will pay for round-trip transportation of each on-site specialist to the USA or the Czech Republic, as applicable, per-diems, visa fees and any other reasonable charges associated with traveling. These expenses will be invoiced separately.

      - STI will pay for accommodations in the USA or the Czech Republic, as applicable, transportation within the USA or the Czech Republic, as applicable, and telephone charges for each specialist's personal phone calls in the amount of $100 for each month the specialist is on-site. Any amount spent over this limit will be the responsibility of the individual. STI will assure that the accommodations are in a safe place as determined by reasonable standards, with a separate room for each specialist and access to an equipped kitchen whenever possible.

      - STI will pay a per diem for each on-site specialist staying in the USA in the amount of fifty ($50) US dollars per calendar day, including travel days that are business related or are spent traveling to and from sites. No per diem will be paid for personal vacations taken while in the USA . Per Diems for CSP's representatives staying in Czech Republic are determined by Czech legislation and shall be paid in Czech currency. [QUESTION: DO WE KNOW WHAT AMOUNTS ARE REQUIRED BY CZECH LAW?]

      - Should it be determined that the planned stay of any CSP specialist should be extended for business purposes, STI will be responsible for reasonable additional expenses which may occur as a result of the extension.

      - STI will provide one free day per month and will pay for the rental of a car, including insurance, if requested, for an on-site specialist who has a valid driver license and is legally able to drive in

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          the US or the Czech Republic, as applicable. The on-site specialist will be responsible for gas and any other costs associated with the rental (except the rent and insurance fees).

      - In no event will STI or its associates make any direct payments to any specialist on-site in the USA or the Czech Republic, except as specified above.

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